Exhibit 99.1

INTERNATIONAL SEAWAYS AND DIAMOND S SHIPPING ANNOUNCE MERGER

Creates Second Largest US-Listed Tanker Company by Vessel Count and Third Largest by Dwt with an Enterprise Value of Approximately $2 Billion

Significant Synergies and Efficiencies to Drive Annual Cost Savings of over $23 Million and Revenue Synergies over $9 Million

Maintains Financial Strength and One of the Lowest Leverage Ratios in the Industry

Companies to Hold Investor Conference Call at 9:00 a.m. Eastern Time (“ET”) on Wednesday, March 31, 2021

New York, NY and Greenwich, CT – March 31, 2021 – International Seaways, Inc. (NYSE: INSW) (the “Company” or “INSW”) and Diamond S Shipping Inc. (NYSE: DSSI) (“Diamond S”), two of the leading tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets, announced today that their Boards of Directors have unanimously approved a definitive merger agreement pursuant to which INSW will merge with Diamond S in a stock-for-stock transaction. Subsequent to the merger, INSW and Diamond S shareholders will own approximately 55.75% and 44.25% of the combined company, respectively, using fully diluted share counts as of March 30, 2021.

The merger of Diamond S with INSW unites two companies with long-term customer relationships, similar cultures, and complementary positions in key tanker sectors. The merger will enhance INSW’s capabilities in both the crude and product markets and create “power alleys” for INSW in the large crude -VLCC and Suezmax– and LR1/Panamax and MR markets. The merger will create the second largest US-listed tanker company by vessel count and the third largest by deadweight (“dwt”). On a pro forma basis, the combined company will have 100 vessels, shipping revenues of over $1 billion, over 2,200 employees, and an enterprise value of approximately $2 billion.

Among other benefits, INSW and Diamond S believe that the merger will achieve the following:

~~•~~	Double INSW’s net asset value in an all-stock merger to create a diversified tanker company with a 100[1] vessel fleet aggregating 11.3[1] million dwt and significant footprints in the VLCC, Suezmax, LR1/Panamax and MR markets
~~•~~	Accretive to INSW’s earnings and cash flow per share immediately
•	Realize estimated annual cost synergies in excess of $23 million and revenue synergies of $9 million, which are expected to be fully realizable within 2022
•	Enhance equity trading liquidity through a larger market capitalization; estimated pro-forma market capitalization of close to $1 billion based on INSW’s closing price of $18.36 on March 30, 2021
•	Maintain significant financial strength, as INSW and Diamond S would have had a combined pro forma net leverage ratio of 42%[2] at year-end 2020, one of the lowest in the tanker sector and across global shipping. INSW and Diamond S also would have had robust liquidity on a pro forma combined basis, with over $300[2] million in cash at December 31, 2020

1 Includes two FSOs held in a joint venture

2 Reflects the impacts of 2 vessel sales by Diamond S during the first quarter of 2021, and excludes the $1.10 per share special dividend payable to INSW shareholders and the estimated transaction costs relating to the merger.

•	Build upon best-in-class safety and Environmental, Social and Governance track records
•	Enable combined company to maintain a $50 million share repurchase authorization and a quarterly dividend policy. Immediately prior to the closing of the merger, existing INSW shareholders will also receive a special dividend of $1.10 per share

Douglas Wheat, Lois Zabrocky and Jeffrey Pribor will continue to serve as the Chairman of the Board of Directors, Chief Executive Officer (“CEO”) and Chief Financial Officer of INSW, respectively, and the current CEO of Diamond S, Craig Stevenson Jr., will join the Board of Directors of INSW, and also act as a special advisor to the CEO for a 6-month period to ensure a smooth transition.

“We are excited to enter into this transformational transaction and create an industry bellwether,” said Lois Zabrocky, INSW’s President and CEO. “By bringing together two leading US-based diversified tanker owners, we expect to deliver a number of compelling strategic and financial benefits to the stakeholders and customers of both companies. Specifically, with our enhanced scale and capabilities combined with a best-in-class ESG track record, we are ideally positioned to meet the evolving needs of leading energy companies and capitalize on favorable long-term industry fundamentals. With this highly accretive merger, we also expect to realize significant cost synergies while maintaining one of the lowest net leverage ratios in global shipping and increasing our equity market capitalization and liquidity for the benefit of our shareholders. We are proud of INSW’s accomplishments since becoming a public company over four years ago and intend to continue to maintain an intense focus on preserving our financial strength and executing a balanced and accretive capital allocations strategy. In addition to the special dividend related to this compelling transaction, we remain committed to returning capital to shareholders through our share repurchase program and our quarterly dividend.”

Douglas Wheat, Chairman of INSW’s Board of Directors, said, “With this transaction, we are establishing a leading diversified tanker company with the scale, financial strength and commercial expertise to create lasting value for both shareholders and customers. We look forward to joining forces with Diamond S and continuing to meet the highest operational standards with an unwavering focus on safety and sustainability in the maritime sector. We believe the combined company is well positioned to capitalize on opportunities in both the current market environment and well into the future.”

Craig Stevenson Jr., President and CEO of Diamond S, commented, “By combining our fleet and capabilities with INSW’s world-class operations, we believe the merger will significantly benefit each company’s stakeholders as market conditions improve. Importantly, both INSW and Diamond S share a similar focus on people, safety, meeting customer expectation, maintaining balance sheet strength, and appropriately managing leverage in an inherently cyclical industry. As a long-time proponent of industry consolidation, I believe this transaction gives the combined company the scale and diversity necessary to hold the status as a leader in the tanker markets for years to come.”

Nadim Qureshi, Chairman of the Board of Directors of Diamond S, said “We are pleased to enter into a transaction that will both create near-term value for our shareholders and create a superior, scale vehicle that enables investors to gain exposure in both the crude and product tanker markets with strong fundamentals. Importantly, since the focus of the management teams of both Diamond S and INSW are similar, we see further value from synergies in the combined company. We look forward to working with the team at INSW to see the transaction through to completion and ensure a great outcome for our shareholders.”

Key Terms of the Merger

-	Diamond S shareholders will receive 0.55375 shares of INSW common stock for each share of Diamond S common stock held. Based on the closing prices of INSW’s shares on March 30, 2021, the total stock consideration in the transaction has a value of approximately $416 million.
-	Subsequent to the merger, INSW and Diamond S shareholders will own approximately 55.75% and 44.25% of the combined company, respectively, using fully diluted share counts as of March 30, 2021.
-	INSW will assume Diamond S’ net debt, which was $565[2] million as of December 31, 2020.
-	Immediately prior to the closing of the transaction, existing INSW shareholders will also receive a special dividend of $1.10 per share.
-	Diamond S’ affiliate management agreements with Capital Ship Management (“CSM”) will be phased out over time, without interruption to the key customers being served by the vessels under CSM management.
-	The merger, which is expected to close in the third quarter of 2021, is subject to the approval of the shareholders of INSW and Diamond S, regulatory approvals, and other customary closing conditions.
-	The Board of Directors of INSW will comprise seven representatives of INSW and three representatives of Diamond S.
-	A group of shareholders, representing approximately 14% and 29% of the issued and outstanding shares of INSW and Diamond S, respectively, has committed to vote in favor of the merger, subject to the terms and conditions contained in voting agreements reached with INSW and Diamond S.
-	Following the merger, INSW will remain listed on the NYSE under the symbol “INSW”.
-	INSW and Diamond S received support for the transaction from the Diamond S bank group, led by Nordea Bank Abp, Crédit Agricole Corporate and Investment Bank and Skandinaviska Enskilda Banken AB (publ), who each also form key parts of INSW’s lending group, and along with the remaining banks in the group have provided consents and agreed to amend their loan facilities.

For further information about the merger, please refer to the Registration Statement to be filed with the SEC by INSW.

Advisors

Jefferies LLC is serving as INSW’s financial advisor for the transaction with Cleary Gottlieb Steen & Hamilton LLP and Holland & Knight LLP acting as its legal advisors.

Moelis & Company LLC is serving as Diamond S’ financial advisor for the transaction, with White & Case LLP and Seward & Kissel LLP acting as its legal advisors.

Conference Call

The Company will host a conference call to discuss the transaction at 9:00 a.m. Eastern Time (“ET”) on Wednesday, March 31, 2021. To access the call, participants should dial (855) 940-9471 for domestic callers and (412) 317-5211 for international callers. Please dial in ten minutes prior to the start of the call. A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at www.intlseas.com.

An audio replay of the conference call will be available starting at 12:00 p.m. ET on Wednesday, March 31, 2021 through 11:59 p.m. ET on Wednesday, April 7, 2021 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10153838.

About International Seaways, Inc.

International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. INSW owns and operates a fleet of 36 vessels, including 11 VLCCs, 2 Suezmaxes, 4 Aframaxes/LR2s, 13 Panamaxes/LR1s and 4 MR tankers. Through joint ventures, it has ownership interests in two floating storage and offloading service vessels. INSW has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. INSW is headquartered in New York City, NY. Additional information is available at www.intlseas.com.

About Diamond S Shipping Inc.

Diamond S Shipping Inc. (NYSE: DSSI) owns and operates 64 vessels on the water, including 13 Suezmaxes, 1 Aframax and 50 MR tankers. DSSI is one of the largest energy shipping companies providing seaborne transportation of crude oil, refined petroleum and other petroleum products. The Company is headquartered in Greenwich, CT. More information about DSSI can be found at www.diamondsshipping.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, INSW or Diamond S may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by their representatives. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the timing and likelihood of the completion of the proposed transaction or any anticipated synergies or other benefits therefrom, the accounting or tax treatments of the proposed transaction, customer reactions to the proposed transaction, any plans to issue dividends, the parties’ prospects, including statements regarding vessel acquisitions, trends in the tanker markets, and possibilities of strategic alliances and investments. Forward-looking statements are based on INSW’s and Diamond S’ current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2020 for INSW and Diamond S, and in similar sections of other filings made by INSW and Diamond S with the SEC from time to time. INSW and Diamond S assume no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to INSW and Diamond S or their representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by INSW or Diamond S with the SEC.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between INSW and Diamond S. In connection with the proposed transaction, INSW intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of INSW and Diamond S that also constitutes a prospectus of INSW. INSW and Diamond S may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the joint proxy statement/prospectus, Form S-4 or any other document which INSW or Diamond S may file with the SEC. Investors and security holders of INSW and Diamond S are urged to read the joint proxy statement/prospectus, Form S-4 and all other relevant documents filed or to be filed with the SEC carefully when they become available because they will contain important information about INSW, Diamond S, the transaction and related matters. Investors will be able to obtain free copies of the joint proxy statement/prospectus and Form S-4 (when available) and other documents filed with the SEC by INSW and Diamond S through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by INSW will be made available free of charge on INSW’s investor relations website at https://www.intlseas.com/investor-relations. Copies of documents filed with the SEC by Diamond S will be made available free of charge on Diamond S’ investor relations website at https://diamondsshipping.com/investor-relations.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

INSW, Diamond S and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of INSW and Diamond S securities in connection with the contemplated transaction. Information regarding these directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Form S-4 and joint proxy statement/prospectus regarding the proposed transaction (when available) and other relevant materials to be filed with the SEC by INSW and Diamond S. Information regarding INSW’s directors and executive officers is available in INSW’s proxy statement relating to its 2020 annual meeting of stockholders filed with the SEC on April 29, 2020. Information regarding Diamond S’ directors and executive officers is available in Diamond S’ proxy statement relating to its 2020 annual meeting of shareholders filed with the SEC on April 16, 2020. These documents will be available free of charge from the sources indicated above.

Investor Relations & Media Contact:

David Siever, International Seaways, Inc.

(212) 578-1635

dsiever@intlseas.com